                         AGREEMENT OF SUB-SUB-SUBLEASE
                         -----------------------------

          This Agreement of Sub-Sub-Sublease, dated as of the 1/st/ day of May 2000, between Philips Electronics North America Corporation, ("Sublandlord") having an address at 64 Perimeter Center East, Atlanta, GA 37146-7300 and Interliant, Inc., ("Subtenant") having an address at 64 Perimeter Center East, Atlanta, GA 30346.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Southern Company Services, Inc., entered into a lease, as tenant, with Centennial Equities Corporation and Metropolitan Life Insurance company (collectively the "Owner"), as landlord, originally dated July 16, 1976, as amended from time to time thereafter (collectively the "Prime Lease"), leasing certain space in the certain building now known as 66 Perimeter Center East, Atlanta, GA 30346 (the "Building"); and

          WHEREAS, by a Sublease Agreement dated the 17/th/ day of May, 1995 (the "Full 64 Sublease"), Geac Computer Systems, Inc. ("Geac"), as sublessee, entered into an agreement (the "Full 64 Sublease"), with the Southern Company Services, Inc., as sublessor, to sublease approximately 190,554 rentable square feet of such space in the Building; and

          WHEREAS, EOP - Perimeter Center, L.L.C. ("Head Tenant") has been assigned and has assumed all rights, title, interest and obligations of Southern Company Services, Inc., as sublessor, under the Full 64 Sublease; and

          WHEREAS, by Sublease Agreement dated as of September 1, 1998 ("Overlease"), Geac subleased to the Sublandlord the 7/th/ and 8/th/ floors in the Building; and

          WHEREAS, Sublandlord wants to sublease 13,447 square feet on the 7/th/ floor of the Building as shown on a floor plan attached hereto and made a part hereof as "Exhibit A" ("Subpremises") to Subtenant; and
          ----------

          WHEREAS, Subtenant desires to lease from Sublandlord the Subpremises, on the terms and conditions set forth in this Agreement of Sub-Sub-Sublease (this Agreement of Sub-Sub-Sublease shall be referred to herein as the "Sublease").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Sublandlord and Subtenant hereby agree as follows:

          1.  Demise; Term.  Sublandlord hereby leases to Subtenant and
              ------------
Subtenant hereby rents and hires from Sublandlord the entire Subpremises, for a term commencing on April 24, 2000 ("Commencement Date"). The term of this Sublease shall end on August 31, 2001, or such earlier date as this Sublease may terminate pursuant to the terms hereof, or if earlier terminated pursuant to the provisions of the Prime Lease, the Full 64 Sublease or the Overlease (the "Expiration Date").

          2.  Use.  (a)  Subtenant shall use and occupy the Subpremises solely
              ---
for the use set forth in the Overlease.

          3.  Rent.  (a)  Fixed Rent.  As of the Commencement Date, in lieu of
              ----        ----------
any other fixed rent referenced in the Overlease, the Full 64 Sublease or the Prime Lease, Subtenant shall pay to Sublandlord, on a monthly basis, as fixed rent (the "Fixed Rent"), twenty-three thousand five hundred thirty-two and 25/100 ($23,532.25) dollars. On September 1, 2000, the monthly payment of
Fixed Rent shall increase to twenty-four thousand two hundred four and 60/100 ($24,204.60) dollars, for the remainder of the term. Notwithstanding the foregoing, for the period from April 24, 2000 through May 14, 2000 the monthly payment of Fixed Rent shall be reduced by eleven thousand five hundred fifty ($11,550) dollars.

          (b) Additional Rent.  Subtenant agrees to pay to Sublandlord, as
              ---------------
additional rent, Subtenant's Proportional Share of Sublandlord's Operating Costs set forth in Section 7 of the Overlease, in equal monthly installments at the same time and in the same manner as Fixed Rent under this Sublease. For purposes hereof, Subtenant's Proportional Share means the ratio which has as its numerator the rentable area of the Subpremises and as its denominator the rentable area rented by Sublandlord under the Overlease. As of the date hereof, Subtenant's Proportional Share is 32.02%. Notwithstanding anything to the contrary set forth in this Sublease, Subtenant shall only pay its Proportional Shares of Operating Expenses over and above Operating Expenses for calendar year 2000.

          4.  Condition of Subpremises.  Subtenant shall accept the Subpremises
              ------------------------
in its "as is" condition in all respects, except that the Subpremises shall be delivered with all non-cubicle related furniture removed and in broom clean condition.

          5.  Time and Place of Payments.  All payments of Fixed Rent and
              --------------------------
Additional Rent shall be payable on the 1/st/ day of the month. All payments shall be sent to the office of Sublandlord at the address set forth on page one of this sublease (or such other place as Sublandlord may designate). Subtenant acknowledges that if Fixed Rent and/or Additional Rent payments are not made within five (5) days, Sublandlord may be unable to meet its obligations under the Overlease, accordingly, Subtenant shall pay to Sublandlord a late fee in an amount equal to two (2%) percent of the amount due, which late fee shall be payable on demand, and deemed to be additional rent. Interest shall accrue on any amount which is not paid within five

(5) days of its due date at the rate of twelve percent (12%) per annum, or the highest rate permitted by law, whichever rate is lower.

          6.  Events of Default.  Subtenant shall be in default of this Sublease
              -----------------
if any one or more of the following events (referred to herein as "events of default") occurs:

          A. Subtenant shall default in payment of any installments of Fixed Rent, Additional Rent, or other sums required to be paid by Subtenant under this Sublease for five (5) days after notice is sent to Subtenant of such default, and Subtenant shall fail to make payment in full prior to expiration of the five
(5) day notice period; provided, however, if more than two (2) payments due hereunder in any one (1) calendar year are not made prior to delivery of notice; then it shall be an event of default hereunder by Subtenant if any subsequent payment due hereunder is not made within five (5) days of the date when due.

          B. Subtenant shall default in the observance or performance of any other covenant or provision of this Sublease and such default continues for thirty (30) days after notice of such default is sent to Subtenant, and Subtenant shall fail to cure such default prior to expiration of the thirty (30) day notice period.

          C. Subtenant shall make an assignment for the benefit of creditors, or shall assign or sublet its rights under this Sublease in all or any portion of the Subpremises.

          D. A voluntary petition is filed by Subtenant under any laws for the purpose of adjudication of Subtenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Subtenant, or the reorganization of Subtenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or a receiver is appointed for Subtenant by reason of insolvency or alleged insolvency of Subtenant and is not discharged within sixty (60) days; an involuntary petition shall be filed against Subtenant for such relief and shall not be dismissed within sixty (60) days.

          E. Subtenant shall default in the performance or observance of any terms, covenants or conditions of the Prime Lease, the Full 64 Sublease and Overlease, to the extent such default would constitute a default by Sublandlord under the terms of the Prime Lease, Full 64 Sublease or Overlease.

          7.  Overlease, the Full 64 Sublease and the Prime Lease.  Attached
              ---------------------------------------------------
hereto as Exhibit B is a copy of the Overlease, and attached hereto as Exhibit C is a copy the Prime Lease and attached hereto as Exhibit D is a copy of the Full 64 Sublease. Except as otherwise expressly provided herein, all of the terms, covenants, conditions and provisions in the Overlease, the Full 64 Sublease and the Prime Lease are hereby incorporated in and made a part of this Sublease, and, insofar as applicable, such rights and obligations as are contained in Overlease, the Full 64 Sublease and the Prime Lease are hereby imposed upon the respective parties hereto, the Sublandlord herein being substituted for the "Sublandlord" in the Overlease and Sublessor in the Full 64 Sublease the Sublandlord being substituted for the "Landlord" in the Prime Lease, and the Subtenant herein being substituted for the "Subtenant" in the Overlease and Sublessee in the Full 64 Sublease and the Subtenant being substituted for "Tenant" in the Prime Lease. Sublandlord shall provide to Subtenant true and complete copies of all notices to cure, given to Sublandlord by Geac, Head Tenant and/or Owner within five (5) business days after receipt. Sublandlord shall cooperate with Subtenant in obtaining services provided under the Overlease, the Full 64 Sublease and the Prime Lease. In the event the Overlease, the Full 64 Sublease and/or the Prime Lease is canceled or terminated prior to the Expiration Date, by involuntary means or by operation of law, Subtenant hereby agrees that if Head Tenant, Geac, or Owner so requests, Subtenant shall make a full and complete attornment for the balance of the term of the Sublease (subject to the termination rights set forth herein), which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the party seeking the attornment. Other than in the event of destruction or condemnation, Sublandlord shall not voluntarily terminate the Overlease, unless the Subtenant is permitted to attorn. Sublandlord shall obtain all consents required by the Overlease, the Full 64 Sublease and the Prime Lease for this Sublease.

          8.  Indemnity, Insurance.  Subtenant shall protect, indemnify, and
              --------------------
save Sublandlord harmless from any claims, liability, loss, damages and expenses, including reasonable attorneys' fees, arising from or relating to (i) any default by Subtenant under this Sublease; or (ii) the use or occupancy by the Subtenant of the Subpremises. Subtenant shall obtain, comprehensive public liability insurance against claims for personal injury, death and property damage occurring in or about the Subpremises; such insurance shall afford minimum protection of three million ($3,000,000) dollars with respect to the personal injury or death occurring or resulting from one occurrence. Except as set forth in this Sublease, all insurance to be obtained by the Subtenant shall name Sublandlord and Geac as additional insureds. All insurance shall be underwritten by reputable insurance companies authorized to do business in the State of Georgia. Subtenant may provide the insurance coverage under a blanket policy covering more than one location. Each policy shall contain an endorsement that such insurance may not be canceled except upon at least thirty
(30) days' prior written notice to Sublandlord. Subtenant shall deliver certificates indicating said coverage to Sublandlord within two (2) business days after execution and delivery of this Sublease. This clause shall survive
the termination or any cancellation of the term of this Sublease.   Subtenant
hereby waives all right of recovery which it might have against the

Sublandlord for (i) loss or damage to Subtenant's furniture, inventory, furnishings, fixtures, equipment, chattels and articles of personal property located on the Subpremises or any injury to any person; (ii) acts or omissions of other tenants in the Building or other persons in the Building; or (iii) conditions of the Subpremises whatsoever, except for such loss or damage which may result from the negligence or fault of Sublandlord. Subtenant shall obtain insurance covering its furnishings, inventory, fixtures, equipment and articles of personal property in the Subpremises. For purposes of the Swap Space (as defined below), all obligations of Subtenant in this Article 8 to obtain comprehensive public liability insurance, shall be deemed to apply to Sublandlord in its capacity as an occupant of the Swap Space. Sublandlord shall endeavor in good faith to name Subtenant as an additional named insured.

          9.  Assignment and Subletting.  Subtenant may not assign, mortgage or
              -------------------------
encumber its interest in this Sublease, or further sublet all or any portion of the Subpremises.

          10.  Alterations and Repairs; Care of the Subpremises.  Subtenant
               ------------------------------------------------
shall make or cause to be made all non-structural repairs to the Subpremises as required in the Overlease Subtenant shall make no alterations, installations, additions or improvements (collectively, "Alterations") in or about the Subpremises except in conformance with the terms of the Overlease and with the prior written consent of Sublandlord which consent will not be withheld if the necessary consents under the Overlease have been obtained by Subtenant. In any event, Sublandlord will not unreasonably withhold or delay its consent to any request by Subtenant to make Alterations so long as the Alteration requested is not prohibited by the terms of the Overlease. Subtenant, at its sole cost and expense, shall be required to obtain all necessary consents required under the Overlease and the Sublease prior to the performance of any Alterations. To the extent required under the Overlease, Subtenant shall at the end of the term of the Sublease, remove any

Alterations which Subtenant made to the Subpremises. The foregoing notwithstanding, Sublandlord, at its own cost and expense, shall be responsible for removing any demising walls and emergency door exits which Subtenant installs in the Subpremises during the term of the Sublease in order to satisfy local fire codes. No later than the last day of the term of the Sublease, Subtenant will remove Subtenant's personal property and repair injury done by, or in connection with, installation or removal of said property and surrender the Subpremises in as good a condition as at the beginning of the term of the Sublease, reasonable wear and tear, unrepaired casualty and condemnation excepted. All property of Subtenant remaining in the Subpremises after expiration, or earlier termination of the term, shall be deemed conclusively abandoned and may be removed by Sublandlord, and Subtenant shall reimburse Sublandlord for the reasonable cost of removing the same. In addition to the foregoing, in the event that Subtenant fails to vacate the Subpremises on or before the expiration or earlier termination of the Sublease, Subtenant shall be deemed to be holding over and Sublandlord shall have all remedies available at law and equity resulting from Subtenant's holding over. All Alterations to be performed by Subtenant must comply with all applicable laws, statutes, ordinances, orders, regulations and requirements of all applicable Federal, state and local governmental, public or quasi-public authorities. Subtenant shall maintain the Subpremises and the fixtures and appurtenances thereto in at least the same condition that existed on the Commencement Date and will not commit or permit waste therein. Subtenant must provide its own hardware, including, without limitation, cabling, computers and telephone equipment, to serve the Subpremises. Subtenant is permitted to use the existing furniture workstations in the Subpremises from the Commencement Date until May 15, 2000, subject to reasonable extension at Subtenant's request. Upon expiration of the time period for Subtenant to use the existing furniture workstations, the parties will reasonably cooperate regarding removal of such furniture so as not to unreasonably interfere with the business operations of Subtenant. Sublandlord shall promptly remove the existing workstations when requested by Subtenant. Subtenant shall be entitled to dismantle the workstations and store them in Subtenant's space at the Building, or at 64 Perimeter Center East. If Subtenant stores the workstations, Sublandlord shall promptly remove the workstations from the storage area.

          11.  Violations.   Subtenant shall do whatever is necessary to remove
               ----------
any violations issued by any Federal, State or local governmental or quasi-governmental agencies or units, within the period of time proscribed in the notice from the governmental agency or unit accompanying such violation. The aforesaid shall only apply to violations issued or which accrued during the term of this Sublease and which are issued with respect to the Subpremises.

          12.  Brokerage Indemnity.  Sublandlord and Subtenant represent that
               -------------------
neither party has dealt with any broker in connection with this Sublease and negotiations thereof except for Mabile Carter, LLC and The Wesley Company (collectively referred to herein as the "Broker"). Each party (the "Indemnitor") shall indemnify and hold harmless the other party (the "Indemnitee") from and against any claim, loss or liability incurred by the Indemnitee, or to which the Indemnitee shall be subject, and all costs and expenses in connection therewith, including reasonable attorney's fees, that shall be based upon a breach by the Indemnitor of the foregoing representation. Sublandlord shall pay The Wesley Company pursuant to a separate agreement. Sublandlord represents that no commission is due and payable to Mabile Carter, LLC.

          13.  Sublandlord's Use of Subtenant's Ground Floor Space.  Sublandlord
               ---------------------------------------------------
shall be entitled to use the space currently leased by Subtenant on the ground floor at 64 Perimeter Center East ("Swap Space"). Sublandlord shall be entitled to use the Swap Space from the

Commencement Date through and including May 14, 2000. All of Subtenant's rights with regard to the Swap Space shall expire as of May 14, 2000. Sublandlord represents and warrants that it has a direct lease with the Head Tenant for the Swap Space and that the direct lease commences on May 15, 2000 and that it will not need to vacate the Swap Space. Sublandlord further represents that its continued occupancy of the Swap Space after May 14, 2000 will not result in Subtenant holding over after expiration of its term. Sublandlord accepts the Swap Space in its "as is" condition. Sublandlord shall leave the Swap Space in broom clean condition. Sublandlord hereby agrees to indemnify and defend Subtenant from any claims arising from Sublandlord's use and occupancy of the Swap Space. Sublandlord shall obtain insurance on the Swap Space in the amounts in accordance with the terms of Article 8 above. Subtenant and Prime Tenant shall be named as additional insureds. Except as set forth above, Sublandlord shall comply with all terms of Subtenant's lease for the Swap Space.

          14.  Parking, Signage, Security and Training Room.  Subtenant shall be
               --------------------------------------------
entitled to fifty-four (54) of the parking spaces to which Sublandlord is entitled to under the Overlease. Subtenant shall be entitled to use the training room at the Building to the extent Sublandlord is entitled under the Overlease. Sublandlord shall make appropriate arrangements so that Subtenant shall be entitled to get electronic pass cards for the Building (and to the extent referred in Article 13 of the Overlease). Subtenant shall pay for the cost of the electronic pass cards. Subtenant shall be entitled to the use of the signage located on the Seventh (7/th/) Floor which is being utilized by Sublandlord for the Subpremises. Sublandlord agrees to make a good faith effort to get Geac to give Subtenant the right to use the Building's directory.

          15.  Notices.  All notices to be given hereunder shall be by
               -------
Registered or Certified Mail, Return Receipt Requested, or by hand delivery, or via a nationally recognized overnight courier, at the respective addresses set forth above and shall be deemed given three (3) days after depositing same in custody of the U.S. Postal Service, or if delivered by hand or via overnight courier upon receipt of the same. Either party may change the address to which notices shall be sent by notice similarly given to the other party. Notices to Subtenant shall also be sent to:

               Interliant, Inc.
               2 Manhattanville Road
               Purchase, NY 10577
               Attn.: General Counsel



          16.  Entire Agreement.  This Sublease contains the entire agreement
               ----------------
between the parties and this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          17.  Jurisdiction.  Except as otherwise set forth in this Sublease,
               ------------
any disputes between the parties shall be adjudicated in accordance with the laws of the State of Georgia.

          18.  Conflicts.  In the event that any provision contained within this
               ---------
Sublease shall conflict with any provision set forth in the Overlease, the Full 64 Sublease and the Prime Lease, the provisions set forth in this Sublease shall prevail.

          19.  Inspections.  Sublandlord, its agents or employees, may enter the
               -----------
Subpremises at reasonable hours, upon reasonable notice (except in an emergency, for which no notice shall be required) provided that Sublandlord shall endeavor to conduct any such entry in such a manner as to not unreasonably disrupt or interrupt Subtenant's operations in the Subpremises.

          20.  Subordination.  This Sublease shall be subject and subordinate to
               -------------
the Prime Lease, the Full 64 Lease and the Overlease and to any underlying land leases or deeds to secure debt which may now or hereafter affect this Sublease, the Building, or the property upon which the Building sits and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt; provided, however, the holder of any such present or future land lease or deed to secure debt, shall agree not to disturb Subtenant as long as Subtenant is not in default hereunder. Subtenant agrees to execute and deliver such instruments as may be desired by the holder of a deed to secure debt or by any lessor under any such underlying land lease. Notwithstanding the foregoing, Sublandlord or any holder of a deed to secure debt shall have the right to subordinate, in whole or in part, any such underlying land leases or deeds to secure debt to this Sublease (but not in respect to priority of entitlement of insurance or condemnation proceeds). Notwithstanding anything to the contrary set forth in this Sublease, Subtenant, upon paying the Fixed Rent and all Additional Rent and other charges herein provided for and performing all covenants and conditions of this Sublease, on its part to be performed, shall quietly have and enjoy the Subpremises during the term of this Sublease, without hindrance or molestation by Sublandlord or any other person claiming through Sublandlord, including, but not limited to Head Tenant and Geac.

          21.  Taxes on Subtenant's Property.  Subtenant shall be liable for all
               -----------------------------
taxes levied or assessed against personal property, furniture or fixtures placed by Subtenant in the Subpremises. If any such taxes for which Subtenant is liable are levied or assessed against Sublandlord or Sublandlord's property and if Sublandlord elects to pay the same, after notice to Subtenant, or if the assessed value of Sublandlord's property is increased as a result of inclusion of Subtenant's property, and Sublandlord elects to pay the taxes based on such increase, Subtenant shall pay to Sublandlord upon demand and evidence of payment that part of such taxes for which Subtenant is primarily liable hereunder.

          22.  Mechanic's Lien.  In the case of a filing of a mechanic's lien
               ---------------
upon the Subpremises, the Building or any improvements thereon during the term of the Sublease caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Subtenant, Subtenant will promptly pay or discharge the same of record. If default in payment or discharge thereof, or failure to post bond, shall continue for thirty (30) days after notice thereto from Sublandlord to Subtenant, Sublandlord shall have the right and privilege at Sublandlord's option, in addition to and not in lieu of any other remedies available to Sublandlord hereunder, of bonding off said lien. In such event, any amounts so paid, including expenses and interest, shall be treated as additional rent hereunder and shall be paid with the next rent payment due hereunder.

          23.  Estoppel Certificates.  Either party may request ("Requesting
               ---------------------
Party") from time to time from the other party ("Other Party") a certificate signed by the Other Party confirming and containing the following factual certifications: (i) the Sublease is unmodified and in full force and effect (or if there shall have been modifications that this Sublease is in full force and effect as modified, and stating such modifications); (ii) the dates to which all rental and other charges have been paid and whether any such payment represents payment in advance; and (iii) to the best knowledge of the Other Party, no default of the Requesting Party in the performance of any covenant, agreement or condition has occurred and remains uncured or, has been waived or, if a default has occurred, the steps being taken, if any, to cure or correct the same, and the Other Party shall, within fifteen (15) days following receipt of said proposed certification from the Requesting Party, return a fully executed copy of said certificate to the Requesting Party.

          24.  Other Charges.  If Subtenant shall procure any additional
               -------------
services for the Subpremises, or if Sublandlord shall procure additional services for the Swap Space, such as alterations or after-hours air conditioning, the party requesting such services shall pay for same at the rates charged to Sublandlord or Subtenant, as the case may be, for such services and shall make such payments to such parties as Sublandlord or Subtenant, as the case may be, shall direct.

Any such sums payable by a party hereunder shall be Additional Rent and collectible as such. Subtenant shall be solely responsible for the establishment of and payment for telephone and other communications services for the Subpremises during the term of this Sublease. Sublandlord shall be responsible for the establishment of additional payment for telephone and other communication services for the Swap Space during Sublandlord's period of occupancy.

          25.  Attorneys' Fees.  If any law suit or court action between
               ---------------
Sublandlord and Subtenant arises out of or under this Sublease, the prevailing party in law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

          26.  Time of the Essence.  TIME IS OF THE ESSENCE OF THIS SUBLEASE.
               -------------------

          27.  No Estate in Land.  Subtenant has only a usufruct under this
               -----------------
Sublease, not subject to levy or sale. No estate shall pass out of Sublandlord by this Sublease.

          28.  Services.  Except as otherwise provided hereunder, the only
               --------
services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled to as subtenant under the Overlease. For all such services, Subtenant shall look to Geac under the Overlease or Head Tenant under the Full 64 Sublease, as applicable. Sublandlord shall promptly cooperate with Subtenant in obtaining said services from Geac and/or Head Tenant.

          29.  No Acts.  Neither party shall do nor permit anything to be done
               -------
which would cause the Prime Lease, the Full 64 Lease or the Overlease to be terminated or forfeited or any claims to accrue to the benefit of the Owner, Head Tenant or Geac, respectively, by reason of any right of termination or forfeiture reserved or vested in such entities, or any rights to damages accruing to or for the benefit of such parties, and each party shall indemnify, agree to defend and hold the other party harmless from and against all loss, cost, damage or expense, including, but not limited to, reasonable attorneys' fees actually incurred, of such party by reason of any default on the part of the other party by reason of which the Prime Lease, Full 64 Lease or Overlease may be terminated or forfeited, or any claims shall accrue to the benefit or for the benefit of Owner, Head Tenant or Geac.

          30.  No Recordation.  With the prior consent of Sublandlord, neither
               --------------
this Sublease nor any memorandum hereof shall be recorded or placed on public record.

          31.  Hazardous Wastes.  Subtenant agrees to comply with the
               ----------------
requirements respecting Hazardous Materials as set forth in the Full 64 Lease with respect to the Subpremises and Subtenant's use and occupancy thereof. In addition, Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against all loss, cost, damage or expense, including, but not limited to, reasonable attorneys' fees actually incurred, from Subtenant's breach of such provisions. Sublandlord represents and warrants that as of the date of this Sublease, it is in full compliance with all requirements respecting Hazardous Materials as set forth in the Full 64 Lease with respect to the Subpremises.

          32.  Casualty and Eminent Domain.  The effect of a partial or total
               ---------------------------
destruction of the Building or Subpremises by fire or other casualty and the effect of taking of all or part of the Building or Subpremises for any public or quasi-public use by virtue of the exercise of the power of eminent domain, or by private purchase in lieu thereof, shall be governed by the Full 64 Sublease. Without limiting the generality of the foregoing, in the event that the Full 64 Sublease is terminated pursuant to the provisions of the Full 64 Sublease relating to casualty or eminent domain, this Sublease shall terminate contemporaneously therewith.

          33.  Consents.  This Sublease is expressly contingent upon the consent
               --------
by the Head Tenant and Geac to this Sublease in accordance with the Overlease.

          IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.


SUBTENANT                                        SUBLANDLORD
---------                                        -----------

INTERLIANT, INC.                                 PHILIPS ELECTRONICS NORTH
                                                 AMERICA CORPORATION

By:  /s/ Kristian Nelson                         By:  /s/ Gary T. Pearson
     -------------------                              -------------------

Name:   Kristian Nelson                          Name:  Gary T. Pearson
Title:  Sr. VP of Operations                     Title: Sr. Vice-President
Witness:  /s/ Tamara L. Barker                   Witness:  /s/ Thomas M. Hafner
          --------------------                             --------------------
Name:     Tamara L. Barker                       Name:      Thomas M. Hafner


Consented to this 1/st/day of May, 2000 by Geac Computer Systems, Inc.

By:    /s/ Robin deMercado
       -------------------
Name:  Mr. Robin deMercado
Title: Director, Corporate Services
       And Administration